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                                                                   EXHIBIT 4.1
                                                                   -----------

                         Repricing of Stock Options
                         --------------------------


        The undersigned optionee hereby elects to reprice each of the following stock options pursuant to the terms set forth in the letter dated November 5, 1997 from the Company:

                                Option #1       Option #2       Option #3       Option #4
                                ---------       ---------       ---------       ---------
Option Grant Date:
                                ---------       ---------       ---------       ---------

Plan Under Which Option
Was Granted
                                ---------       ---------       ---------       ---------

Number of Shares
Remaining Unexercised:
                                ---------       ---------       ---------       ---------

Exercise Price:
                                ---------       ---------       ---------       ---------

ISO or NSO:
                                ---------       ---------       ---------       ---------


                                Instructions
                                ------------

        Please set forth above the information required with respect to each outstanding stock option which you wish to reprice.

        The undersigned acknowledges receipt of the Company's letter dated November 5, 1997 and the enclosures referenced therein and contained therewith. The undersigned hereby agrees to be bound by all of the terms and conditions of the repricing program as described in said letter, which shall be deemed to modify and amend the terms of the agreements pursuant to which such options were granted to the undersigned (the "Agreements"). Without limiting the foregoing, the undersigned understands that the Agreement(s) shall be deemed to be amended to provide that the Repriced Option(s) shall be subject to the following restrictions on disposition: None of the shares purchased pursuant to Repriced Options may be sold or otherwise disposed of until November 17, 1998. On or after November 17, 1998, up to fifty percent (50%) of the then-vested shares subject to Repriced Options may be sold or otherwise disposed of without regard to this limitation on distribution. On or after November 17, 1999, all of the shares subject to Repriced Options may be sold or otherwise disposed of without regard to this limit on disposition. However, these restrictions will not prevent transfers not involving a change in beneficial ownership or pursuant to a bona fide gift and will not prevent a bona fide pledge of the shares to secure the purchase price thereof, although such shares shall remain subject to the limitations on disposition and the buy back right stated herein. The undersigned further agrees that the Agreement(s) shall be deemed to be amended to provide that any shares subject to Repriced Options, which are still subject to any part of the two year "lock-up" period discussed above, held by any optionee who terminates employment with the Company, either voluntarily or involuntarily, during the two year term of the "lock-up" are subject to a discretionary right of repurchase, at their purchase price, by
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the Company. The Company intends to exercise this right if the fair market value of the shares purchased pursuant to Repriced Options at the time the buy back right is to be exercised is greater than their purchase price. As a condition precedent to participating in this repricing and as a condition to any exercise of any Repriced Options, all optionees participating in this repricing program must agree that, upon exercise of any Repriced Option, the optionee shall execute such agreements and/or instruments as the Company may reasonably request to ensure enforceability of this buy back right including, without limitation, a stock power executed in blank, an escrow agreement and a restricted stock purchase agreement. Such right shall not apply in the event that the optionee's employment is terminated due to death or disability or in the event of an involuntary termination of the optionee following a change in control of the Company (defined as a transaction or series of related transactions following which securities possessing more than fifty percent
(50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons acting together as a group different from the persons holding those securities immediately prior to such transaction, through offerings to "the public" shall not constitute such a change in control).

        The undersigned further acknowledges and agrees that participation in the repricing program shall not be construed as an express or implied agreement of employment with the Company other than on an at-will basis.

                                (Print name of Optionee)

                                Signature of Optionee

                                Date:

        PLEASE MAINTAIN A COPY OF THIS DOCUMENT AS EXECUTED FOR YOUR RECORDS,
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AS IT SHALL CONSTITUTE AN AMENDMENT TO THE AGREEMENT(S) PURSUANT TO WHICH YOU
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WERE GRANTED THE OPTION(S) THAT YOU ENUMERATED ABOVE.
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